UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2012

SPHERIX® INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 301-897-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 15, 2012, holders of approximately 70% of the issued and outstanding common stock of Spherix Incorporated (the “Company”) voted by written consent in favor of the following actions (the “Actions”):

•                  The filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of (i) common stock that the Company has the authority to issue from 2,500,000 shares to 50,000,000 shares and (ii) preferred stock that the Company has the authority to issue from 2,000,000 shares to 5,000,000 shares;

•                  The adoption of the Company’s 2012 Equity Incentive Plan and the reservation of 125,000 shares of the Company’s common stock thereunder; and

•                  The issuance of shares of the Company’s common stock upon exercise of the Series B Warrants as contemplated by the terms of the Securities Purchase Agreement dated November 7, 2012, between the Company and the purchasers named therein, in accordance with NASDAQ listing rules.

The implementation of the foregoing Actions is expected to be taken approximately 20 business days after the mailing of the Definitive Information Statement on Schedule 14C (the “Information Statement”) to the Company’s shareholders of record on November 15, 2012 (the “Record Shareholders”) in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended.  The Information Statement was mailed on or about November 26, 2012 to the Record Shareholders.  The foregoing description of the Actions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Information Statement, filed with the SEC on November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer

Date: December 10, 2012